UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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Hudson Global, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following is an email communication that Hudson Global, Inc. is distributing to its employees on May 5, 2014.

Dear Colleagues,

Many of you are undoubtedly aware of our current proxy contest with Lone Star Value Management. Those of you who are Hudson stockholders have received one or more Hudson proxy mailings in recent days from the bank managing your holdings. You may also receive one or more mailings from Lone Star.

We are proposing to re-elect current board members Robert Dubner and Jennifer Laing, to the board, among other recommendations. We are asking our stockholders to vote to re-elect our nominees and FOR our other recommendations in this year's proxy vote by voting your shares according to the instructions on the WHITE proxy card enclosed in your stockholder mailings.

If you have questions or need assistance regarding Hudson's proxy voting, please call our proxy solicitor Georgeson Inc. toll-free from inside the US at 800-261-1052.

We believe that, with our board, we have put the right plan in place, and the progress we have seen in our performance in recent quarters is indicative of our momentum towards delivering sustainable profitability and maximizing the value of Hudson for our stockholders. Lone Star has proposed alternative nominees, who we believe are not in the best interest of our company and will derail this progress.

If you own Hudson shares, I would like to ask for your help with this contest by voting FOR our recommendations. Please vote your shares by following the instructions on the WHITE proxy card enclosed in the stockholder mailing. Remember to vote proxies for each account you may own.

Your vote needs to be received by May 28th. Votes can be received by mail through May 28th and via the Internet (instructions for Internet voting are on the WHITE proxy card in your mailing) until 11:59 pm ET on May 28th.

Our proxy materials are also posted on our annual meeting investor relations website. I encourage all of you to read through these materials carefully to fully understand Hudson's position and recommendations. For our stockholders, voting your proxies is your annual opportunity to take an active role in the overall governance of our company, and this year it is particularly important that you participate.

To everyone, as always, I thank you for your commitment and dedication to helping us build a strong future for our company.

Thank you for all your support.